AMERICAN FINANCIAL GROUP, INC.

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


     The following is a list of subsidiaries of AFG at December 31, 2002. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                                                 Percentage of
Name of Company                                                  Incorporated      Ownership
---------------                                                  ------------    -------------

AFC Holding Company                                              Ohio                 100
  American Financial Capital Trust I                             Delaware             100
  American Financial Corporation                                 Ohio                 100
    American Money Management Corporation                        Ohio                 100
    American Premier Underwriters, Inc.                          Pennsylvania         100
      Infinity Property and Casualty Corporation                 Ohio                 100
        Atlanta Casualty Company                                 Ohio                 100
        Infinity Insurance Company                               Indiana              100
          Infinity National Insurance Company                    Indiana              100
          Infinity Select Insurance Company                      Indiana              100
        Leader Insurance Company                                 Ohio                 100
          Leader Specialty Insurance Company                     Indiana              100
          TICO Insurance Company                                 Ohio                 100
        Windsor Insurance Company                                Indiana              100
          Regal Insurance Company                                Indiana              100
      Premier Lease & Loan Services Insurance Agency, Inc.       Washington           100
      Premier Lease & Loan Services of Canada, Inc.              Washington           100
      Republic Indemnity Company of America                      California           100
        Republic Indemnity Company of California                 California           100
    Great American Holding, Inc.                                 Ohio                 100
      Great American Security Insurance Company                  Ohio                 100
      Great American Spirit Insurance Company                    Indiana              100
    Great American Insurance Company                             Ohio                 100
      American Empire Surplus Lines Insurance Company            Delaware             100
        American Empire Insurance Company                        Ohio                 100
        Fidelity Excess and Surplus Insurance Company            Ohio                 100
      Brothers Property Corporation                              Ohio                  80
      Great American Alliance Insurance Company                  Ohio                 100
      Great American Assurance Company                           Ohio                 100
      Great American Contemporary Insurance Company              Ohio                 100
      Great American Custom Insurance Services, Inc.             Ohio                 100
        Professional Risk Brokers, Inc.                          Illinois             100
      Great American E&S Insurance Company                       Delaware             100
      Great American Fidelity Insurance Company                  Delaware             100
      Great American Financial Resources, Inc.                   Delaware              83
        AAG Holding Company, Inc.                                Ohio                 100
          American Annuity Group Capital Trust I                 Delaware             100
          American Annuity Group Capital Trust II                Delaware             100
          Great American Life Insurance Company                  Ohio                 100
            Annuity Investors Life Insurance Company             Ohio                 100
            Loyal American Life Insurance Company                Ohio                 100
            Manhattan National Life Insurance Company            Illinois             100
            United Teacher Associates Insurance Company          Texas                100
        Great American Life Assurance Company
          of Puerto Rico, Inc.                                   Puerto Rico          100
      Great American Insurance Company of New York               New York             100
      Great American Management Services, Inc.                   Ohio                 100
      Great American Protection Insurance Company                Indiana              100
      Mid-Continent Casualty Company                             Oklahoma             100
        Mid-Continent Insurance Company                          Oklahoma             100
        Oklahoma Surety Company                                  Oklahoma             100
      National Interstate Corporation                            Ohio                  68
        National Interstate Insurance Company                    Ohio                 100
          National Interstate Insurance Company of Hawaii, Inc.  Hawaii               100
      Transport Insurance Company                                Ohio                 100
      Worldwide Insurance Company                                Ohio                 100

    The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.


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